Exhibit 99.1

Red Hat Reports First Quarter Results for Fiscal Year 2020

  First quarter total revenue of $934 million, up 15% year-over-year in USD, or 18% in constant currency
  First quarter Application Development-related and other emerging technology subscription revenue of $235 million, up 24% year-over-year in USD, or 29% in constant currency
  First quarter training and services revenue of $119 million, up 17% year-over-year in USD, or 22% in constant currency
  Quarter-end deferred revenue balance of $2.8 billion, up 14% year-over-year in USD, or 17% in constant currency
  First quarter GAAP operating cash flow of $460 million, up 33% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 20, 2019--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the first quarter of fiscal year 2020 ended May 31, 2019.

“We continue to unlock the potential of developers and enterprises, enabling our customers to succeed in building next generation IT infrastructure and applications,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Customer interest in Red Hat technologies is robust, evidenced by a record attendance of nearly 9,000 attendees at Red Hat Summit, our marquee user event. At the event, we announced the general availability of Red Hat Enterprise Linux 8 and OpenShift 4, building on our track record of delivering innovation that creates business value for our customers. Customer excitement was evident at the event and further reflected in the quarter, where we added more than 90 new OpenShift customers.”

“The first quarter was a strong start to FY20, with double digit growth across a number of our financial metrics, including 15% total revenue growth year-over-year in U.S. dollars, or 18% measured in constant currency; and 24% in U. S. dollars, or 29% in constant currency, growth year-over-year in our Application Development-related and other emerging technology revenue,” said Eric Shander, Executive Vice President and Chief Financial Officer. “Our large deal momentum remained strong, as we doubled the number of deals over $5 million and saw 15% growth in the number of deals over $1 million from the year-ago quarter. Many of these deals contained emerging technologies, including an OpenStack deal for over $5 million and our largest ever storage and hyperconverged deal for over $15 million. The breadth of our success demonstrates that customers can realize significant value across our product portfolio.”

Revenue: Total revenue for the quarter was $934 million, up 15% year-over-year, or 18% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $815 million, up 15% year-over-year, or 18% measured in constant currency. Subscription revenue in the quarter was 87% of total revenue. Services revenue for the quarter was $119 million, up 17% year-over-year, or 22% measured in constant currency.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $580 million, an increase of 11% year-over-year, or 14% measured in constant currency. Subscription revenue from Application Development-related and other emerging technology offerings for the quarter was $235 million, an increase of 24% year-over-year, or 29% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $132 million, up 18% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP adjusted operating income for the first quarter was $202 million, up 20% year-over-year. For the first quarter, GAAP operating margin was 14.1% and non-GAAP adjusted operating margin was 21.7%. Non-GAAP references in this release are detailed in the tables below.

Net Income: GAAP net income for the quarter was $141 million, or $0.76 diluted earnings per share (“EPS”), compared with GAAP net income of $113 million, or $0.59 diluted earnings per share, in the year-ago quarter. Included in net income for the quarter is a net tax benefit of $13.2 million primarily related to an intra-entity transfer of assets.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP adjusted net income for the quarter was $186 million, or $1.00 diluted EPS, as compared to $133 million, or $0.72 diluted EPS, in the year-ago quarter. Non-GAAP adjusted diluted weighted average shares outstanding excludes dilution that is expected to be offset by our convertible note hedge transactions.

Cash: GAAP operating cash flow was $460 million for the first quarter, up 33% on a year-over-year basis. Non-GAAP operating cash flow adjusts for the impact of our adoption of ASU 2016-15: Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which requires the portion of repayments of convertible notes during the first quarter that is attributable to debt discount to be classified as operating cash flow. Non-GAAP operating cash flow, which excludes this impact of approximately $14 million, was $474 million, up 37% on a year-over-year basis compared to non-GAAP operating cash flow. Total convertible note repayments were $615 million as of May 31, 2019, with a remaining principal value of $190 million. Total cash, cash equivalents and investments as of May 31, 2019 was $2.7 billion.

Deferred revenue: At the end of the first quarter, the Company’s total deferred revenue balance was $2.8 billion, an increase of 14% year-over-year. The negative impact to total deferred revenue from changes in foreign exchange rates was $57 million year-over-year. On a constant currency basis, total deferred revenue would have increased 17% year-over-year.

Due to the pending transaction with International Business Machines Corporation, Red Hat will not be hosting a conference call for its first quarter of fiscal 2020 business results and will not be providing an outlook for its fiscal year 2020.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world’s leading provider of enterprise open source software solutions, using a community-powered approach to deliver reliable and high-performing Linux, hybrid cloud, container, and Kubernetes technologies. Red Hat helps customers integrate new and existing IT applications, develop cloud-native applications, standardize on our industry-leading operating system, and automate, secure, and manage complex environments. Award-winning support, training, and consulting services make Red Hat a trusted adviser to the Fortune 500. As a strategic partner to cloud providers, system integrators, application vendors, customers, and open source communities, Red Hat can help organizations prepare for the digital future. Learn more at www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to our pending merger with International Business Machines Corporation, the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; risks related to errors or defects in our offerings and third-party products upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; fluctuations in exchange rates; changes in and a dependence on key personnel; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, the Red Hat logo, Red Hat Enterprise Linux and OpenShift are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries. The OpenStack word mark is a trademark or registered trademark of OpenStack Foundation in the U.S. and other countries, and is used with the OpenStack Foundation’s permission. Red Hat, Inc. is not affiliated with, endorsed by, or sponsored by the OpenStack Foundation or the OpenStack community.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2019	2018
Revenue:
Subscriptions	$814,952	$711,521
Training and services	119,159	102,009
Total revenue	934,111	813,530

Cost of revenue:
Subscriptions	61,899	52,173
Training and services	82,384	70,526
Total cost of revenue	144,283	122,699

Gross profit	789,828	690,831

Operating expense:
Sales and marketing	394,201	348,815
Research and development	182,961	166,506
General and administrative	80,548	63,354
Total operating expense	657,710	578,675

Income from operations	132,118	112,156
Interest income	9,254	7,834
Interest expense	1,959	6,319
Other expense, net	766	2,194

Income before provision for income taxes	138,647	111,477
Benefit for income taxes	(2,473)	(1,713)
Net income	$141,120	$113,190

Net income per share:
Basic	$0.80	$0.64
Diluted	$0.76	$0.59
Weighted average shares outstanding:
Basic	177,400	177,302
Diluted	186,635	190,739

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	May 31, 2019	February 28, 2019 (1)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$2,295,396	$1,883,096
Investments in debt securities, short-term	177,625	293,361
Accounts receivable, net	529,115	980,188
Prepaid expenses	250,571	282,507
Other current assets	36,743	24,504
Total current assets	3,289,450	3,463,656

Property and equipment, net	200,015	198,969
Operating right-of-use assets, net (2)	224,371	—
Goodwill	1,273,494	1,276,853
Identifiable intangibles, net	198,914	206,083
Investments in debt securities, long-term	188,172	248,512
Deferred tax assets, net	119,128	112,568
Other assets, net	80,395	81,648
Total assets	$5,573,939	$5,588,289
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$458,456	$491,259
Deferred revenue, short-term	2,016,488	2,161,206
Other current obligations	256	282
Convertible notes	188,553	69,827
Total current liabilities	2,663,753	2,722,574

Deferred revenue, long-term	781,043	821,218
Convertible notes	—	231,540
Operating lease liabilities (2)	188,133	—
Other long-term obligations	183,074	199,025
Stockholders’ equity:
Common stock	25	24
Additional paid-in capital	2,853,105	2,791,895
Retained earnings	2,195,189	2,054,069
Treasury stock, at cost	(3,242,725)	(3,189,434)
Accumulated other comprehensive loss	(47,658)	(42,622)
Total stockholders’ equity	1,757,936	1,613,932
Total liabilities and stockholders’ equity	$5,573,939	$5,588,289

(1) Derived from audited financial statements.
(2) Effective March 1, 2019, the Company adopted Accounting Standard Update 2016-02, Leases (Topic 842).

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31, 2019	May 31, 2018
Cash flows from operating activities:
Net income	$141,120	$113,190
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,754	27,054
Amortization of debt discount and transaction costs	1,885	5,838
Repayments of convertible notes attributable to debt discount	(13,981)	—
Share-based compensation expense	50,168	46,005
Net amortization of bond premium on debt securities available for sale	271	743
Other	(872)	(2,298)
Changes in operating assets and liabilities:
Accounts receivable	445,186	299,439
Other receivables	(12,278)	(35,160)
Prepaid expenses	28,844	25,382
Accounts payable and accrued expenses	(58,271)	(28,642)
Deferred revenue	(158,729)	(104,592)
Other	(143)	(800)
Net cash provided by operating activities	459,954	346,159

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	—	(108,336)
Proceeds from maturities of investment in debt securities available for sale	110,431	87,004
Proceeds from sales of investment in debt securities available for sale	64,899	525
Proceeds from sales of strategic equity investments	—	1,300
Purchase of developed software and other intangible assets	(4,134)	(2,866)
Payments for property and equipment	(23,513)	(12,963)
Other	(124)	(986)
Net cash provided by (used in) investing activities	147,559	(36,322)

Cash flows from financing activities:
Proceeds from exercise of common stock options	369	875
Proceeds from employee stock purchase program	7,501	15,262
Payments related to net settlement of share-based compensation awards	(81,274)	(77,094)
Purchase of treasury stock	—	(150,019)
Proceeds (payments) on other borrowings, net	26	(299)
Repayments of convertible notes attributable to principal	(102,163)	(25,953)
Net cash used in financing activities	(175,541)	(237,228)
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(19,672)	(28,261)
Net increase in cash, cash equivalents and restricted cash	412,300	44,348
Cash, cash equivalents and restricted cash at beginning of the period	1,883,096	1,724,132
Cash, cash equivalents and restricted cash at end of the period	$2,295,396	$1,768,480

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2019	2018

Reconciliation items included in Consolidated Statements of Operations:

Non-cash share-based compensation expense:
Cost of revenue	$4,945	$5,128
Sales and marketing	21,904	19,520
Research and development	16,002	14,782
General and administrative	7,317	6,575
Total share-based compensation expense	$50,168	$46,005

Amortization of intangible assets expense:
Cost of revenue	$6,316	$6,141
Sales and marketing	1,194	1,362
Research and development	34	34
General and administrative	2,517	2,373
Total amortization of intangible assets expense	$10,061	$9,910

Total non-cash interest expense related to the debt discount	$1,501	$5,007

Transaction costs related to business combinations	$9,905	$11

Reconciliation of GAAP results to non-GAAP adjusted results:

GAAP net income	$141,120	$113,190
GAAP provision for income taxes	(2,473)	(1,713)
GAAP income before provision for income taxes	$138,647	$111,477

Add: Non-cash share-based compensation expense	50,168	46,005
Add: Amortization of intangible assets expense	10,061	9,910
Add: Non-cash interest expense related to the debt discount	1,501	5,007
Add: Transaction costs related to business combinations	9,905	11
Non-GAAP adjusted income before provision for income taxes	$210,282	$172,410
Non-GAAP provision for income taxes (1)	24,307	39,302
Non-GAAP adjusted net income (basic and diluted)	$185,975	$133,108

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	186,635	190,739
Dilution offset from convertible note hedge transactions	(1,554)	(5,686)
Non-GAAP diluted weighted average shares outstanding	185,081	185,053

Non-GAAP adjusted net income per share:
Basic	$1.05	$0.75
Diluted	$1.00	$0.72

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2019	2018
(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$210,282	$172,410
GAAP estimated annual effective tax rate	19.0%	22.5%
Provision for income taxes on non-GAAP adjusted income before adjustments	$39,954	$38,792
Certain non-deductible share-based compensation	(1,864)	—
Non-deductible merger related costs	(591)	—
Discrete tax (benefit) expense, other	(13,192)	510
Provision for income taxes on non-GAAP adjusted income, excluding impact from certain non-deductible share-based compensation and non-deductible merger related costs	$24,307	$39,302

GAAP gross profit	$789,828	$690,831
Add: Non-cash share-based compensation expense	4,945	5,128
Add: Amortization of intangible assets expense	6,316	6,141
Non-GAAP gross profit	$801,089	$702,100

Non-GAAP gross margin	85.8%	86.3%

GAAP operating expenses	$657,710	$578,675
Deduct: Non-cash share-based compensation expense	(45,223)	(40,877)
Deduct: Amortization of intangible assets expense	(3,745)	(3,769)
Deduct: Transaction costs related to business combinations	(9,905)	(11)
Non-GAAP adjusted operating expenses	$598,837	$534,018

GAAP operating income	$132,118	$112,156
Add: Non-cash share-based compensation expense	50,168	46,005
Add: Amortization of intangible assets expense	10,061	9,910
Add: Transaction costs related to business combinations	9,905	11
Non-GAAP adjusted operating income	$202,252	$168,082

Non-GAAP adjusted operating margin	21.7%	20.7%

GAAP net cash provided by operating activities	$459,954	$346,159
Repayments of convertible notes attributable to debt discount	13,981	—
Non-GAAP net cash provided by operating activities	$473,935	$346,159

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,	Year-Over-Year
	2019	2018	Growth Rate
Subscription and services revenue:
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$580,306	$522,402	11.1%
Adjustment for currency impact	15,207	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$595,513	$522,402	14.0%

Application Development-related and other emerging technology offerings	$234,646	$189,119	24.1%
Adjustment for currency impact	8,903	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$243,549	$189,119	28.8%

GAAP subscription revenue	$814,952	$711,521	14.5%
Adjustment for currency impact	24,110	—
Non-GAAP subscription revenue on a constant currency basis	$839,062	$711,521	17.9%

GAAP training and services revenue	$119,159	$102,009	16.8%
Adjustment for currency impact	5,240	—
Non-GAAP training and services revenue on a constant currency basis	$124,399	$102,009	21.9%

GAAP total revenue	$934,111	$813,530	14.8%
Adjustment for currency impact	29,350	—
Non-GAAP total revenue on a constant currency basis	$963,461	$813,530	18.4%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances:
		Deferred Revenue
		Current	Long-Term	Total
Balance at May 31, 2018		$1,721,300	$723,207	$2,444,507
Constant currency change in deferred revenue		332,502	77,143	409,645
Impact from foreign currency translation		(37,314)	(19,307)	(56,621)
Balance at May 31, 2019		$2,016,488	$781,043	$2,797,531

Year-over-year growth rate		17.1%	8.0%	14.4%
Year-over-year growth rate on a constant currency basis		19.3%	10.7%	16.8%

Revenue growth by geographical segment:
	Americas	EMEA	APAC	Consolidated
Total revenue for the three months ended May 31, 2019	$582,290	$216,951	$134,870	$934,111
Adjustment for currency impact	5,786	17,523	6,041	29,350
Total revenue on a constant currency basis for the three months ended May 31, 2019	$588,076	$234,474	$140,911	$963,461

Total revenue for the three months ended May 31, 2018	$500,306	$195,148	$118,076	$813,530

Year-over-year growth rate	16.4%	11.2%	14.2%	14.8%
Year-over-year growth rate on a constant currency basis	17.5%	20.2%	19.3%	18.4%

Contacts

Media Contact:
Stephanie Wonderlick
Red Hat, Inc.
(571) 421-8169
swonderl@redhat.com

Investor Relations:
Kristen Zimmer
Red Hat, Inc.
kdemaria@redhat.com